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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 30, 1997 except for the second paragraph of
Note 3 as to which the date is August 27, 1997 and except as to the last heading of Note 2 as to which the date is February 26, 1998 in the Registration Statement (Form S-1) and related Prospectus of Educational Medical, Inc. for the registration of 2,500,000 shares of its common stock.


                                    /s/ Ernst & Young LLP


April 15, 1998